WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

QUANTUM SOLAR POWER CORP.

A NEVADA CORPORATION

The undersigned, being all the Directors of QUANTUM SOLAR POWER CORP. a Nevada corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Officers

RESOLVED, that the following person be elected as the officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer

           Office

Daryl J. Ehrmantraut                    President and CEO

Dated as of the 4th day of January 2010.

The undersigned, being all the Directors of QUANTUM SOLAR POWER CORP., waive the required notice of meeting and consent to all actions taken hererof. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ Desmond Ross

____________________

Desmond Ross

President

/s/Graham Hughes

_____________________

Graham Hughes

Secretary, Treasurer